SCHEDULE 14A
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.           )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-2
CytoCore, Inc.
(Name of Registrant as Specified in its Charter)
CytoCore, Inc.
(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☑ No Fee Required
☐ Fee computed on table below per Exchange Act Rules 14a-6i(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐ Fee paid previously with preliminary materials
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Dated Filed:

Dear Stockholders:
     CytoCore, Inc. recently mailed you the Proxy Statement for its Annual Meeting of Stockholders to be held on Thursday, July 17, 2008, at 10:00 a.m. (local time) at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654. Accompanying the Proxy Statement for the meeting was the Company’s Annual Report on Form 10-KSB (as amended) for the fiscal year ended December 31, 2007. Following the mailing of these materials it came to the Company’s attention that, due to a printer’s error, the Form 10-KSB (as amended) included with the proxy materials did not contain the Company’s financial statements and the notes thereto.
     Accompanying this letter is a corrected and complete Annual Report on Form 10-KSB (as amended) for the fiscal year ended December 31, 2007, which corrected version includes the Company’s financial statements. Please disregard the copy of the annual report sent to you earlier. You should rely only on the corrected version included herewith and the information set forth in the Proxy Statement, which has not changed.
     We apologize for the inconvenience. Please do not hesitate to contact the Company if you have any questions. Our telephone number is (312) 222-9550. Thank you for your continued support of CytoCore.

By Order of the Board of Directors

June 26, 2008	Robert F. McCullough, Jr.
Chief Executive Officer